Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Speedemissions, Inc.

Tyrone, Georgia

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 3 Registration Statement on Form S-1 and related prospectus of Speedemissions, Inc. for the registration of up to 40,652,438 shares of its common stock, and to the inclusion therein of our report dated March 28, 2008 to the consolidated financial statements of Speedemissions, Inc. for the years ended December 31, 2007 and 2006.

/s/ Tauber & Balser P.C.

Atlanta, Georgia

June 19, 2008